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                                                                     EXHIBIT 1.1


                                9,500,000 SHARES

                            CENTURY ALUMINUM COMPANY

                          COMMON STOCK, $.01 PAR VALUE

                             UNDERWRITING AGREEMENT

April 7, 2004

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                                                                   April 7, 2004

Credit Suisse First Boston LLC
     Eleven Madison Avenue
     New York, New York 10010

Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

As representatives of the Underwriters
listed in Schedule I hereto

Dear Sirs and Mesdames:

         Century Aluminum Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") and Century Aluminum Employees Retirement Plan (the "RETIREMENT PLAN") and the Century Aluminum of West Virginia, Inc. Hourly Employees Pension Plan (the "PENSION PLAN" and together with the Retirement Plan, the "SELLING SHAREHOLDERS") propose to sell to the several Underwriters, an aggregate of 9,500,000 shares of the Common Stock, $.01 par value, of the Company (the "FIRM SHARES"), of which 9,000,000 shares are to be issued and sold by the Company, 100,000 shares are to be sold by the Retirement Plan and 400,000 shares are to be sold by the Pension Plan.

         The Company also proposes to issue and sell to the several Underwriters not more than an additional 950,000 shares of its Common Stock, $.01 par value (the "ADDITIONAL SHARES") if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in
Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Common Stock, $.01 par value, of the Company (including the Shares) are hereinafter referred to as the "COMMON STOCK". The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-113667), including a prospectus, relating to the sale from time to time by the Company of shares of Common Stock with an aggregate offering price of up to $300,000,000 and by the Selling Shareholders of up to an aggregate of 500,000 shares of

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Common Stock, and has filed or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the sale of the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The registration statement as amended at the time it became effective and in effect on the date hereof is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form included in the Registration Statement is hereinafter referred to as the "BASE PROSPECTUS" and the Base Prospectus together with the Prospectus Supplement used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS" (including, in the case of all references to the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus, documents incorporated therein by reference). The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or prior to the Closing Date or the Option Closing Date, as the case may be, that are deemed to be incorporated by reference in the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         It is understood and agreed that the Company is party to an Amended and Restated Stock Purchase Agreement, dated as of March 28, 2004 by and among the Company, Columbia Ventures Corporation and Nordural hf, an Icelandic company ("NORDURAL") (the "STOCK PURCHASE AGREEMENT"), to acquire 100% of the outstanding equity shares of Nordural (the "ACQUISITION"). It is understood that the Company intends to use the net proceeds of the offering of the Shares to be sold by the Company (the "OFFERING") (i) to pay $165.7 million to fund the Acquisition, (ii) to pay up to $25.0 million for the contingent payment related to the planned Nordural expansion under the Stock Purchase Agreement, (iii) to repay $12.0 million of the remaining indebtedness owed to Glencore Acquisition I LLC under a six-year 10% promissory note, (iv) to pay $3.0 million in dividends on the Company's convertible preferred stock and (v) towards general corporate purposes, including financing part of the planned expansion of the Nordural facility as described in the Prospectus and the payment of any purchase price adjustments related to the acquisition. In addition, Glencore AG has agreed to convert its 500,000 shares of the Company's convertible preferred stock (the "GLENCORE CONVERSION", and together with the Offering, the Acquisition and (i),
(ii), (iii), (iv) and (v) of the preceding sentence, the "TRANSACTIONS") as soon as reasonably practicable following the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"). This Agreement, the amendment to the Company's $100 million senior

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secured revolving credit facility required to consummate the Acquisition (the
"CREDIT AMENDMENT"), the Stock Purchase Agreement and any other definitive documentation executed in connection with the Acquisition prior to the Closing Date (as defined below) or any Option Closing Date (as defined below) (the "ACQUISITION DOCUMENTS") are collectively referred to as the "TRANSACTION DOCUMENTS"). Unless stated otherwise, references in this Agreement to the Company and its subsidiaries shall include Nordural; provided that explicit references to the Company's subsidiaries in the opinions to be delivered pursuant to Section 6 of this Agreement (other than the opinion of Fulltingi Legal Services to be delivered pursuant to Section 6(f)) shall not include Nordural. The representations and warranties set forth in Section 1 of this Agreement in respect of Nordural are made to the best of the Company's knowledge after due inquiry.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act on or prior to the Closing Date or the Option Closing Date, as the case may be, and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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                  (c)      The Company has been duly incorporated, is validly
         existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or a limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation or a limited liability company and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or in the case of any subsidiary that is not a corporation, all necessary actions under the limited liability company act or the limited partnership act under which the subsidiary was organized and the subsidiary's constituent documents have been taken for the purchase of such subsidiary's equity interests and, other than in the case of Nordural (which is not a subsidiary of the Company as of the date hereof), are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims except for (A) encumbrances on the Company's ability to dispose of the stock of Berkeley Aluminum, Inc. pursuant to the Amended and Restated Owners' Agreement dated as of January 26, 1996, as amended heretofore, governing the use and ownership of the Mt. Holly facility, (B) the rights of Glencore Ltd. and Glencore Acquisition I LLC under that certain Security Agreement dated April 1, 2003 respecting Hancock Aluminum LLC's membership interest in Century Aluminum of Kentucky LLC, and (C) liens, encumbrances, equities or claims under the Indenture dated April 2, 2001 relating to the Company's 11 3/4% Senior Secured First Mortgage Notes due 2008 (the "INDENTURE").

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

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                  (f)      Each of the Transaction Documents (other than this
         Agreement) has been or will be duly authorized by the Company and each of its subsidiaries party thereto, and when executed and delivered by the Company or such subsidiaries, will be a valid and binding obligation of each such person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether considered in an action at law or in equity).

                  (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

                  (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (j) The execution and delivery by the Company and each of its subsidiaries of, and the performance by the Company and each of its subsidiaries of its obligations under, the Transaction Documents, and the consummation of the Transactions, will not contravene any provision of applicable law or the certificate of incorporation or by-laws or other constituent documents of the Company or any of its subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company or its subsidiaries for the performance by the Company of its obligations under the Transaction Documents and the consummation of the Transactions, except (A) as disclosed in the Prospectus (including consents required for the Acquisition, as are contemplated in the Stock Purchase Agreement and disclosed in the Prospectus) or (B) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the

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         condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (m) Each preliminary prospectus or Prospectus Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (n) The Company is not, and after giving effect to the offering and sale of the Shares by the Company and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Other than as disclosed in the Prospectus, the Company and its subsidiaries do not have any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval,

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         any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (q) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (r) The Company has duly notified the NASDAQ Stock Market to list the Shares for quotation on the NASDAQ Stock Market.

                  (s) Neither the Company nor any of its subsidiaries (i) is in violation of its respective charter or by-laws or similar organizational documents or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which it or any of its subsidiaries or their respective properties may be bound, except where such defaults would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties except where such violations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (t) (i) Each of the contracts set forth on Schedule II (the "MATERIAL OPERATING CONTRACTS") has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and/or its subsidiaries party thereto; (ii) each of the Material Operating Contracts is in full force and effect as of the date hereof and, as of the Closing Date, will be in full force and effect; and (iii) neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto, is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any of the Material Operating Contracts, except for violations and defaults which singly or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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                  (u)      Subsequent to the date as of which information is
         given in the Prospectus (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement), (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than through withholding shares upon the vesting of performance shares), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

                  (v) Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects that do not in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                  (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing,

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         threatened or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (z) Except as described in the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and have made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                  (aa) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (bb) The Company and each of its subsidiaries (other than Nordural which is addressed in clause (cc) below) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or

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         specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (cc) Nothing has come to the Company's attention to cause it to believe that Nordural does not maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (dd) The financial statements of the Company included in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its existing subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the financial statements of Nordural included in the Prospectus present fairly in all material respects the financial position of Nordural as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in Iceland applied on a consistent basis (with a reconciliation to generally accepted accounting principles in the United States that presents the information set forth therein fairly in all material respects and has been prepared in conformity with the applicable rules and regulations of the Commission); and the assumptions used in preparing the pro forma financial statements included in the Prospectus provide a reasonable basis for presenting the material effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (ee) As of the date hereof, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or

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         commitments of sale granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except (i) as otherwise disclosed in the Registration Statement and (ii) the issuance of 10,000 options to Michael Panchuk.

                  (ff) (i) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and (ii) to the best of the Company's knowledge, PricewaterhouseCoopers hf, who have certified certain financial statements of Nordural are each independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

                  (gg) The Company is not engaged in discussions regarding any possible acquisitions or dispositions that are required to be described in the Registration Statement or the Prospectus and are not so described.

                  (hh) Schedule III hereto is a true and complete list of all of the Company's significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) as of the date of this Agreement (the "SIGNIFICANT SUBSIDIARIES").

                  (ii) The agreements and other documents filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 or filed as an exhibit to any subsequent filing under the Exchange Act constitute all of the outstanding material contracts of the Company and its subsidiaries taken as a whole required to be filed as exhibits under Item 601 of Regulation S-K.

         2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally represents and warrants to and agrees with each of the Underwriters that:

                  (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

                  (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and Computershare Investor Services, L.L.C., as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") will not contravene any provision of applicable law, or the constituent documents of such Selling

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         Shareholder, or any agreement or other instrument binding upon such
         Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities (subject to the beneficial interests of the plan beneficiaries) or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.

                  (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

                  (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under
         Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                  (f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in
         Section 1 are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Prospectus to sell its Shares pursuant to this Agreement.

                  (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

                  (h) The statements in the Prospectus under the captions "Summary - Selling Shareholders" and "Selling Shareholders" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

         3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $23,275 a share (the "PURCHASE PRICE") the number of Firm

Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 950,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the grant or award of stock options, performance shares or other stock-based compensation under the Company's 1996 Stock Incentive Plan or Non-Employee Directors Stock Option Plan as in effect on the date hereof, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security or upon the vesting of performance shares or restricted stock outstanding on the date hereof and disclosed in the Prospectus or (D) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Shareholder, agrees that, without the prior written consent of Credit Suisse First Boston LLC and Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $24.50 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $0.735 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 14, 2004, or at such other time on the same or such other date, not later than April 21, 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May 19, 2004, as shall be designated in writing by you.

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i)      there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Curtis, Mallet-Prevost, Colt & Molse LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each of the Significant Subsidiaries, is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company or limited partnership power and authority to own its property and to conduct its business described in the Prospectus and is duly qualified to transact business as a foreign corporation, limited liability company or limited partnership and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                           (iv) all of the issued shares of capital stock of each Significant Subsidiary of the Company that is a corporation are owned of record by the Company either directly or through wholly-owned subsidiaries, free and clear of any perfected security interests;

                           (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, to the knowledge of such counsel, similar rights;

                           (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                           (vii) the execution and delivery by the Company and each of its subsidiaries of, and the performance by the Company and each of its subsidiaries of their obligations under, the

                  Transaction Documents to which any of the Company or its subsidiaries is a party and the consummation of the Acquisition, the Glencore Conversion and the application of the use of proceeds as set forth in the first four bullets in the Prospectus under the caption "Use of Proceeds", will not contravene any provision of applicable law or the certificate of incorporation or by-laws or other constitutive documents of the Company or any of its Significant Subsidiaries or, to the best of such counsel's knowledge after due inquiry, any agreement or other instrument binding upon the Company or any of its subsidiaries that has been filed or incorporated by reference as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents or the consummation of the Transactions, except (i) the expiration of the applicable waiting period under the HSR Act with respect to the Glencore Conversion, (ii) as disclosed in the Prospectus or (iii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares (as to which such counsel need express no opinion), provided that in rendering the opinion under this clause (vii), such counsel
                  (A) may rely upon a certificate of an officer of the Company with respect to the Company's compliance with financial covenants under the Indenture and;(B) assume that the Acquisition and the funding of the planned Nordural expansion will be effected through Unrestricted Subsidiaries (as defined in the Indenture).

                           (viii) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions "The Planned Nordural Acquisition," "Business - Legal Proceedings," "Description of Capital Stock," "Description of Certain Indebtedness" and "Underwriters" and
                  (B) the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein fairly summarize in all material respects such matters, documents or proceedings;

                           (ix) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (x) the Company is not, and after giving effect to the offering and sale of the Shares by the Company and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xi) each of the Transaction Documents (other than this Agreement) has been duly authorized, executed and delivered by the Company and each subsidiary organized under the laws of Delaware (a "DELAWARE SUBSIDIARY") party thereto, and assuming each such Transaction Document has been duly authorized, executed and delivered by each other subsidiary party thereto, is a valid and binding agreement of, the Company and each of its subsidiaries party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity; provided that such counsel may assume that the governing law of any Transaction Document governed by the law of any jurisdiction other than New York is the same as the law of New York; and

                           (xii) there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         In addition, such counsel shall state in a separate letter that such counsel has participated in conferences with officers and other representatives of the Company at which conferences such counsel discussed the contents of the Registration Statement, the Prospectus and related matters, and nothing has come to the attention of such counsel that causes such counsel to believe that (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) did not comply as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, or omitted therefrom as to which such counsel need not express any comment) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Registration Statement or the Prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Gerald J. Kitchen, Executive Vice President, General Counsel and Chief Administrative Officer of the Company, dated the Closing Date to the effect that:

                           (i) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                           (ii) all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or in the case of any subsidiary that is not a corporation, all necessary actions under the limited liability company act or the limited partnership act under which the subsidiary was organized and the subsidiary's constituent documents have been taken for the purchase of such subsidiary's equity interests and are owned by the Company either directly or through wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims except for (A) encumbrances on the Company's ability to dispose of the stock of Berkeley Aluminum, Inc. pursuant to the Amended and Restated Owners' Agreement dated as of January 26, 1996, as amended heretofore, governing the use and ownership of the Mt. Holly facility, (B) the rights of Glencore Ltd. and Glencore Acquisition I LLC under that certain Security Agreement dated April 1, 2003 respecting Hancock Aluminum LLC's membership interest in Century Aluminum of Kentucky LLC, and (C) liens, encumbrances, equities or claims under the Indenture;

                           (iii) each of the Material Operating Contracts (other than those numbered 14 through 19 to which such counsel need not express any opinion) has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and/or its subsidiaries party thereto, as applicable; each of the Material Operating Contracts (other than those numbered 14 through 19 to which such counsel need not express any opinion) is in full force and effect as of the date hereof;

                           (iv) there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale granted or issued by the Company or any of its subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except (A) performance shares awarded by the Compensation Committee of the Company's Board of Directors on or about April 13, 2004,
                  (B) the issuance of 10,000 options to Michael Panchuk or (C) as otherwise disclosed in the Registration Statement;

                           (v) the Company and its subsidiaries (i) are in compliance with any and all applicable federal environmental laws of the United States of America ("ENVIRONMENTAL LAWS"),
                  (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         In addition, such counsel shall state in a separate letter that such counsel has participated in conferences with officers and other representatives of the Company at which conferences such counsel discussed the contents of the Registration Statement, the Prospectus and related matters, and nothing has come to the attention of such counsel that causes such counsel to believe that (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) did not comply as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, or omitted therefrom as to which such counsel need not express any comment) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Registration Statement or the Prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (D) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein or omitted therefrom, as to which such counsel need not express any comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Curtis, Mallet-Prevost, Colt & Molse LLP, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

                           (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholders;

                           (ii) the execution and delivery by the Selling Shareholders of, and the performance by the Selling Shareholders of their respective obligations under, this Agreement and their respective Custody Agreements and Powers of Attorney will not contravene any provision of applicable law, or the constituent documents of each respective Selling Shareholder, or, to such counsel's knowledge, any agreement or other instrument binding upon each Selling Shareholder or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over each Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholders of their obligations under this Agreement or their respective Custody Agreement or Power of Attorney, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares (as to which counsel need express no opinion); provided that such counsel expresses no opinion in respect of Frank Russell Trust Company, as trustee for each Selling Shareholder;

                           (iii) each Selling Shareholder has the right and power under its constituent documents to enter into this Agreement and its respective Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;

                           (iv) the Custody Agreement and the Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder; and

                           (v) upon payment for the Shares to be sold by the Selling Stockholders pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) to the extent governed by the UCC, no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholder may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC, (y) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to Section 8-501(b) of the UCC and (z) DTC's jurisdiction for purposes of Section 8-110(e) of the UCC is the State of New York.

                           (vii) the statements in the Prospectus under the captions "Summary - Selling Shareholders" and "Selling Shareholders" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein.

                  (f) an opinion of Fulltingi Legal Services, outside Icelandic counsel for the Company, dated the Closing Date, to the effect that:

                           (i) Nordural has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Nordural;

                           (ii) all of the issued shares of capital stock of Nordural (including the shares to be acquired directly or indirectly by the Company pursuant to the Stock Purchase Agreement) have been duly authorized and are validly issued, fully paid and non-assessable and following the closing of the Transactions will be owned by the Company directly or indirectly, free and clear of all liens, encumbrances, equities or claims, except as otherwise disclosed in the Prospectus;

                           (iii) the execution and delivery by Nordural of, and the performance by Nordural of its obligations under, the Acquisition Documents to which it is a party, and the consummation of the Transactions, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of Nordural

                  (provided that some formal amendments may have to be made to the Enabling Act no. 62/1997 as regards the corporate form of Nordural) or, any agreement or other instrument binding upon Nordural that is material to Nordural, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over Nordural;

                           (iv) to the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which Nordural is a party or to which any of the properties of Nordural is subject except as otherwise disclosed in the Prospectus or of any statutes, regulations, contracts or other documents that are material to Nordural or the operation of Nordural that are not otherwise described in the Prospectus;

                           (v) Nordural (i) is in compliance with any and all applicable Icelandic environmental laws ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on Nordural;

                           (vi) each of the Material Operating Contracts (other than those numbered 1 through 13 to which such counsel need not express any opinion) has been duly authorized, executed and delivered by, and each of the Material Operating Contracts (other than those numbered 1 through 13, 16 and 19 to which such counsel need not express any opinion) constitutes a valid and binding obligation of, Nordural; each of the Material Operating Contracts (other than those numbered 1 through 13, 16 and 19 to which such counsel need not express any opinion) is in full force and effect as of the date hereof.

                  (g) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(v), 6(c)(vi), 6(c)(viii) (but only as to the statements in the Prospectus under "Underwriters") and clauses (B), (C) and (D) of the last paragraph of Section 6(c) above.

                  With respect to clauses (B), (C) and (D) of the last paragraph of Section 6(c) above, Davis Polk & Wardwell may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified. With respect to Section 6(e) above, Curtis, Mallet-Prevost, Colt & Molse LLP, may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of each Selling Shareholder and in other documents and instruments; provided that copies of the Custody Agreement and Power of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel.

                  The opinions of Curtis, Mallet-Prevost, Colt & Molse LLP described in Sections 6(c) and 6(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholders, as the case may be, and shall so state therein.

                  (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from (i) Deloitte & Touche LLP, independent public accountants for the Company and (ii) PricewaterhouseCoopers hf, independent accountants for Nordural, each containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                  (j) The Credit Amendment and the Stock Purchase Agreement, and any other Acquisition Documents duly authorized, executed and delivered prior to the Closing Date, shall be in full force and effect on the Closing Date.

                  (k) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, stating that the Company has no reason to believe that the Acquisition will not be consummated on the terms set forth in the Prospectus prior to the expiration of the Stock Purchase Agreement.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and, to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                  (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2005 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (f) To ensure that on the Closing Date, subject to notice of issuance, the Shares shall have been duly admitted for quotation on the NASDAQ Stock Market.

                  (g) The Company will use commercially reasonable efforts to make or cause to be made the applicable filing under the HSR Act in connection with the Glencore Conversion as soon as reasonably practicable after the date hereof.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholders within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control the Selling Shareholders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Credit Suisse First Boston and Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of the Selling Shareholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the respective Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The several liability of the Selling Shareholders under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

            (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (g)   The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholders or any person controlling the Selling Shareholders, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

         10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the London Metal Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

         11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to
(i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                      Very truly yours,

                                      CENTURY ALUMINUM COMPANY

                                      By: _______________________________
                                          Name:
                                          Title:

                                      CENTURY ALUMINUM EMPLOYEES
                                        RETIREMENT PLAN

                                      By: __________________________________
                                          Attorney-in Fact

                                      CENTURY ALUMINUM OF WEST
                                        VIRGINIA, INC. HOURLY
                                        EMPLOYEES PENSION PLAN

                                      By: __________________________________
                                          Attorney-in Fact

Accepted as of the date hereof

Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto

By: Credit Suisse First Boston LLC

By: _______________________________
    Name:
    Title:

By: Morgan Stanley & Co. Incorporated

By: _______________________________
    Name:
    Title:

                                                                      SCHEDULE I

                                                 NUMBER OF FIRM SHARES TO BE
                 UNDERWRITER                              PURCHASED
-----------------------------------------------  ---------------------------
Credit Suisse First Boston LLC.................  3,724,000

Morgan Stanley & Co. Incorporated..............  3,724,000

Bear, Stearns & Co. Inc........................    931,000

J.P. Morgan Securities Inc.....................    931,000

Harris Nesbitt Corp............................    190,000
                                                 ---------------------------

         Total:................................  9,500,000
                                                 ===========================

                                                                     SCHEDULE II

                          MATERIAL OPERATING CONTRACTS

1. Molten Aluminum Purchase Agreement between Century Aluminum of West Virginia, Inc. and Pechiney Rolled Products, LLC, dated September 20, 1999.

2. Aluminum Purchase Agreement between Berkeley Aluminum, Inc. and Glencore Ltd., dated April 1, 2003, as amended.

3. Aluminum Purchase Agreement between Berkeley Aluminum, Inc. and Glencore Ltd. dated January 1, 2003

4. Alumina Supply Agreement dated June 26, 1996 between Glencore AG and Berkeley Aluminum, Inc., as assignee of Glencore Primary Aluminum Company LLC pursuant to the Assignment and Assumption of Alumina Supply Agreement between Xstrata Aluminum Corporation and Berkeley Aluminum, Inc. dated March 31, 2000

5. Alumina Supply Agreement, dated as of January 1, 2001, between Glencore AG and Berkeley Aluminum, Inc.

6. Alumina Supply Agreement, dated as of January 1, 2001, between Glencore Ltd. and Century Aluminum of West Virginia, Inc.

7. Electric Power Supply Agreement between Century Aluminum of West Virginia, Inc. and Ohio Power Company (d.b.a. American Electric Power), dated May 3, 1997

8. South Carolina Public Service Authority Service Agreement for Large Power Electric Service between the South Carolina Public Service Authority and Alumax of South Carolina, Inc., dated July 1, 2003.

9. Amended and Restated Owners' Agreement, dated as of January 26, 1996, as amended relating to the Mt. Holly facility

10. Aluminum Supply Agreement between Century Aluminum Company and Southwire Company, dated as of April 2, 2001.

11. Alumina Purchase Agreement between Kaiser Aluminum & Chemical Corporation and Southwire Company, dated December 18, 1997 as amended heretofore by First Amendment and Second Amendment, as assigned to Century or one of its subsidiaries pursuant to the assignment and assumption agreement dated on or about April 1, 2001.

12. Alumina Purchase Agreement between Kaiser Aluminum & Chemical Corporation and Century Aluminum of Kentucky LLC, dated May 26, 2003.

13. Agreement for Electric Service between Green River Electric Corporation and Southwire Company, dated July 15, 1998, as amended by Amendment No. 1 dated July 15, 1998, as assigned to Century or one of its subsidiaries pursuant to the assignment and assumption agreement dated on or about April 2, 2001.

14. Investment Agreement, dated as of August 7, 1997, by and among the Government of Iceland, Columbia Ventures Corporation and Nordural hf as amended by the First Amendment to the Investment Agreement dated June 14, 2000 between the Government of Iceland, Columbia Ventures Corporation and Nordural hf.

15. Power Agreement, dated as of August 7, 1997, by and between Landsvirkjun (The National Power Company) and Nordural hf as amended by the First Amendment to the Power Agreement dated October 29, 1999 between Landsvirkjun and Nordural hf.

16. Alumina Supply, Toll Conversion and Aluminium Metal Supply Agreement, dated September 23, 1997, by and between Billiton Marketing and Trading B.V. and Nordural hf, as amended by the First Amendment to the Alumina Supply, Toll Conversion and Aluminium Metal Supply Agreement, dated June 16, 2000, by and between Billiton Marketing B.V. and Nordural hf.

17. Harbour Agreement dated August 7, 1997 between The Grundartangi Harbour Fund and Nordural hf.

18. Smelter Site Agreement dated March 20, 1997 between The State Treasury of Iceland and Nordural hf as amended by the First Amendment to the Smelter Site Agreement dated August 7, 1997 between The State Treasury of Iceland and Nordural hf.

19. Amended and Restated Carbon Anode Blocks Sales and Purchase Agreement, dated as of June 15, 2000, by and between VAW aluminium AG and Nordural hf.

                                                                    SCHEDULE III

                            SIGNIFICANT SUBSIDIARIES

Berkeley Aluminum, Inc.
Century Aluminum of West Virginia, Inc.
Century Kentucky, Inc.
Metalsco, Ltd.
Skyliner, Inc.
NSA, Ltd.
Hancock Aluminum LLC
Century Aluminum of Kentucky LLC

                                      III-1

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                     ____________, 2004

Credit Suisse First Boston LLC
     Eleven Madison Avenue
     New York, New York 10010

Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Dear Sirs and Mesdames:

         The undersigned understands that Credit Suisse First Boston LLC ("CSFB") and Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Century Aluminum Company, a Delaware corporation (the "COMPANY") and possibly Century Aluminum Employees Retirement Plan and the Century Aluminum of West Virginia, Inc. Hourly Employees Pension Plan (together, the "SELLING SHAREHOLDERS"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including CSFB and Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, $.01 par value of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of CSFB and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (c) transfers of shares of Common Stock as bona fide gifts; provided that (i) the transferee agrees to enter into a lock-up letter substantially in the form of this Lock-Up Agreement and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report on Form 4 under Section 16(a) of the Securities Exchange Act of 1934 reporting a reduction in beneficial ownership of shares of Common Stock during the restricted period referred to in the foregoing sentence and (d) sales or other dispositions of shares of Common Stock to the Company to discharge tax withholding obligations resulting from the vesting of performance shares during the term of the Lock-Up Agreement; provided that (i) the undersigned is listed on Schedule I hereto and (ii) the aggregate number of shares withheld by the Company for all persons listed on Schedule I hereto shall not exceed 100,000 shares of Common Stock. In addition, the undersigned agrees that, without the prior written consent of CSFB and Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                       Very truly yours,

                                       _______________________________________
                                       (Name)

                                       _______________________________________
                                       (Address)

                                   SCHEDULE I

Craig A. Davis
Gerald J. Kitchen
David W. Beckley
E. Jack Gates
Daniel J. Krofcheck
Steve Schneider
Peter C. McGuire
John C. Fontaine
John P. O'Brien
Robert E. Fishman
William R. Hampshire
Roman A. Bninski
Stuart M. Schreiber
Willy R. Strothotte
Glencore International AG